                                        [WLRK DRAFT -- 8/10/94]





                                                    EXHIBIT 4.3


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                   TRANSAMERICA CORPORATION

                              AND

              THE FIRST NATIONAL BANK OF CHICAGO,
                          as Trustee


                        ----------------


                 FIRST SUPPLEMENTAL INDENTURE

                 Dated as of ________ __, 1994


                              TO


                           INDENTURE


                 Dated as of _______ __, 1994


                        ----------------


        Adjustable Rate Junior Subordinated Deferrable
            Interest Debentures, Series A, Due 2024





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          FIRST SUPPLEMENTAL INDENTURE, dated as of the _______ day of __________, 1994 (the "First Supplemental Indenture"), between TRANSAMERICA CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein-after sometimes referred to as the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a National Banking Association, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of _______ __, 1994 between the Company and the Trustee (the "Indenture"; all terms used and not defined herein are used as defined in the Indenture).

          WHEREAS, the Company executed and delivered the In-denture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and de-livered thereunder as in the Indenture provided; and

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its Adjustable Rate Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024 (said series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Sup-plemental Indenture; and

          WHEREAS, Transamerica Delaware, L.P., a Delaware limited partnership ("Transamerica Delaware"), has offered to the public its Cumulative Adjustable Rate Monthly Income Pre-ferred Securities, Series A (the "Series A Preferred Securi-ties"), representing limited partnership interests in Trans-america Delaware and proposes to invest the proceeds from such offering in the Series A Debentures; and

          WHEREAS, upon the occurrence of a Special Event (as defined in the Amended and Restated Agreement of Limited Part-nership of Transamerica Delaware, dated __________ __, 1994 (the "Limited Partnership Agreement")), the Company may dis-solve Transamerica Delaware and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Debentures (a "Dissolution Event"); and

          WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

          NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Inden-ture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                          ARTICLE ONE

                General Terms and Conditions of
                    the Series A Debentures

          SECTION 1.01. There shall be and is hereby autho-rized a series of Debentures designated the "Adjustable Rate Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024", limited in aggregate principal amount to (i) $[425 million], plus (ii) the amount of capital contributions made by the Company from time to time as general partner of Trans-america Delaware, which amount shall be as set forth in any written order of the Company for the authentication and deliv-ery of Series A Debentures. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined) on __________, 2024, and shall be issued in the form of registered Series A Debentures without coupons.

          SECTION 1.02. Except as provided in Section 1.03 herein, the Series A Debentures shall be issued in certificated form. Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A De-bentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture regis-ter. Notwithstanding the foregoing, so long as the holder of the Series A Debentures is Transamerica Delaware, the payment of the principal of and interest on (including Additional In-terest, if any) on the Series A Debentures will be made at such place and to such account as may be designated by Transamerica Delaware.

          SECTION 1.03. In connection with a Dissolution Event, the Series A Debentures in certificated form may be pre-sented to the Trustee by Transamerica Delaware in exchange for a Global Debenture in an aggregate principal amount equal to all Outstanding Series A Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of Transamerica Dela-ware. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depository. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York.

          SECTION 1.04. Each Series A Debenture shall bear interest at a variable rate from the date it is made until maturity. The interest rate will be adjusted quarterly. The rate for the initial period from the original date of issuance to _________ __, 1994 will be ___% per annum. Thereafter, interest on the Series A Debentures will be payable at the "Applicable Rate" (as defined below) from time to time in ef-fect. The interest rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest will be at the same rate per annum, during such overdue period. Inter-est is payable monthly (subject to the provisions of Article Three) in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date", commencing on _________, 1994), to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding that Interest Payment Date. If pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Debentures are no longer represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date not later than fifteen days preceding an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the regis-tered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the require-ments of any securities exchange on which the Series A Deben-tures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to.

          The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is pay-able on the Series A Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

          If at any time when Transamerica Delaware is the holder of the Series A Debentures, Transamerica Delaware shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then the Company will pay as interest (the "Additional Interest") an amount equal to such interest on dividends in arrears.

          Except as provided below in this paragraph, the "Applicable Rate" for any quarter (other than the initial period) will be equal to ____% of the Effective Rate (as de-fined below), but not less than ____% per annum nor more than ____% per annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate with respect to any quarter shall be determined by Transamerica Delaware in the same manner as, and consistent with its determinations with respect to quarters for the purpose of dividends payable on the Series A Preferred Securities, as described below. The Applicable Rate will be rounded to the nearest five hundredth of a percent. In the event that Transamerica Delaware determines in good faith that for any reason:

           (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Matu-rity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so deter-mined;

          (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

         (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Matu-rity Rate can be determined for any quarter, then the Ef-fective Rate for the preceding quarter will be continued for such quarter.

          Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum secondary mar-ket discount rates (or the one weekly per annum secondary mar-ket discount rate, if only one such rate is published during the relevant Calendar Period (as defined below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Trea-sury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market dis-count rates (or the one weekly per annum secondary market dis-count rate, if only one such rate is published during the rel-evant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that a per annum secondary market discount rate for three-month U.S. Trea-sury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remain-ing maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that Transamerica Delaware determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Trea-sury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less fre-quently if daily quotations are not generally available) to Transamerica Delaware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware. In the event that Transamerica Delaware determines in good faith that for any reason Transamerica Delaware cannot deter-mine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Transamerica Dela-ware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware.

          Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is pub-lished during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that a per annum Ten Year Average Yield is not published by any Fed-eral Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to matu-rity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar

Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Fed-eral Reserve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that Transamerica Delaware determines in good faith that for any reason Transamerica Delaware cannot determine the Ten Year Con-stant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Cal-endar Period for each of the issues of actively traded market-able U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quo-tation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not gen-erally available) to Transamerica Delaware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware.

          Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calen-dar Period immediately preceding the last ten calendar days preceding the quarter for which the interest rate on the Series A Debentures is being determined. In the event that the Fed-eral Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Gov-ernment department or agency selected by Transamerica Delaware. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Re-serve Bank or by any U.S. Government department or agency dur-ing such Calendar Period, then the Thirty Year Constant Matu-rity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty-two years, as published during such Cal-endar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Re-serve Bank or by any U.S. Government department or agency selected by Transamerica Delaware. In the event that Trans-america Delaware determines in good faith that for any reason Transamerica Delaware cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this para-graph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Cal-endar Period for each of the issues of actively traded market-able U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty-two years from the date of each such quotation, as chosen and quoted daily for each busi-ness day in New York City (or less frequently if daily quota-tions are not generally available) to Transamerica Delaware by at least three recognized dealers in U.S. Government securities selected by Transamerica Delaware.

          The Treasury Bill Rate, the Ten Year Constant Matu-rity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

          The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by Transamerica Delaware according to the appro-priate method described above. Transamerica Delaware will cause each Applicable Rate to be published in a newspaper of general circulation in New York City before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to the Depository Trust Company ("DTC"), New York, NY, the securities depository for the Series A Debentures.

          As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve Sys-tem; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).


                          ARTICLE TWO

         Mandatory Prepayment and Optional Redemption of the Series A Debentures

          SECTION 2.01. If Transamerica Delaware redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with all accrued and unpaid interest thereon, including Additional In-terest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company and Transamerica Delaware shall agree.

          SECTION 2.02. At such time as there are no Series A Preferred Securities remaining outstanding and subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, on or after ___________, 1999, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, includ-ing any Additional Interest, if any, to the date of such re-demption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Series A Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series A De-bentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series A Debentures held by each Series A Debentureholder to be re-deemed.

      SECTION 2.03. If the Company or Transamerica Delaware purchases Series A Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Series A Debentures, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repurchase, or at such earlier time as the Company and Transamerica Delaware shall agree.

                         ARTICLE THREE

             Extension of Interest Payment Period

          SECTION 3.01.  The Company shall have the right, at
any time during the term of the Series A Debentures, from time to time to extend the interest payment period, of such Series A Debentures for up to 60 consecutive months (the "Extended In-terest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its com-mon stock, or make any guarantee payments with respect thereto.
Prior to the termination of any such Extended Interest Payment
Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

          SECTION 3.02. (a) If Transamerica Delaware is the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give both Transamerica Delaware and the Trustee written notice of its selection of such Extended Interest Payment Period one business day prior to the earlier of (i) the next succeeding date on which dividends on the Series A Preferred Securities are payable or (ii) the date Transamerica Delaware is required to give notice of the record date or the date such dividends are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Pre-ferred Securities, but in any event not less than one business day prior to such record date. The Company shall cause Trans-america Delaware to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Series A Preferred Securities.

          (b) If Transamerica Delaware is not the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Debentures, but in any event not less than two busi-ness days prior to such record date.

          (c) The month in which any notice is given pursuant to paragraphs (a) or (b) of this Section shall constitute one of the 60 months which comprise the maximum Extended Interest
Payment Period.


                         ARTICLE FOUR

                       Right of Set-Off

          SECTION 4.01. Notwithstanding anything to the con-trary in the Indenture or herein, the Company shall have the right to set-off any payment it is otherwise required to make thereunder or hereunder with and to the extent the Company has heretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee Agreement, dated as of ___________, executed by the Company and furnished to Trans-america Delaware for the benefit of the holders of the Series A Preferred Securities.


                         ARTICLE FIVE

                 Covenant to List on Exchange

          SECTION 5.01. If the Series A Debentures are to be issued as a Global Debenture in connection with the distribu-tion of the Series A Debentures to the holders of the Series A Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series A Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded.


                          ARTICLE SIX

                  Form of Series A Debenture

          SECTION 6.01.  The Series A Debentures and the Trust-
ee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                  (FORM OF FACE OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT
- - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Deben-ture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no trans-fer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

          Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as re-quested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]


No. ________________                          $_______________

CUSIP No. __________

                   TRANSAMERICA CORPORATION


        ADJUSTABLE RATE JUNIOR SUBORDINATED DEFERRABLE
            INTEREST DEBENTURE, SERIES A, DUE 2024


          TRANSAMERICA CORPORATION, a corporation duly orga-nized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of __________________ ____________________ Dollars on ____________, 2024, and to pay
interest on said principal sum from ____________, 1994 to
           , 1994 at the initial rate of ____% per annum and thereafter from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly (subject to deferral as set forth herein) in arrears on the last day of each calendar month of each year commencing __________, 1994 at the Appli-cable Rate (as defined in the First Supplemental Indenture) adjusted quarterly, determined by Transamerica Delaware in the manner described in the First Supplemental Indenture, plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a busi-ness day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regu-lar record date for such interest installment, [which shall be the close of business on the business day next preceding such Interest Payment Date.] [IF PURSUANT TO THE PROVISIONS OF SEC-TION 2.11(C) OF THE INDENTURE THE SERIES A DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the ______ business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Deben-ture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Deben-ture register. Notwithstanding the foregoing, so long as the holder of this Debenture is Transamerica Delaware, L.P. "Trans-america Delaware"), the payment of the principal of (and pre-mium, if any) and interest (including Additional Interest, if any) in this Debenture will be made at such place and to such account as may be designated by Transamerica Delaware.

          The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the pro-visions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentica-tion hereon shall have been signed by or on behalf of the Trustee.

          Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this In-strument to be executed.


Dated
     ----------------------

                                TRANSAMERICA CORPORATION


                                By
                                  -----------------------------
                                   Executive Vice President
                                   and Chief Financial Officer


Attest:



By
  ------------------------

          Secretary

            (FORM OF CERTIFICATE OF AUTHENTICATION)

                 CERTIFICATE OF AUTHENTICATION

          This is one of the Debentures of the series of Deben-tures described in the within-mentioned Indenture.


THE FIRST NATIONAL BANK
  OF CHICAGO



- ----------------------------       ----------------------------
       as Trustee             or    as Authentication Agent



By                                 By
  --------------------------         --------------------------
     Authorized Signatory               Authorized Signatory


                    (FORM OF REVERSE OF DEBENTURE)


          This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ________ __, 1994 duly executed and delivered between the Company and The First National Bank of Chicago, a National Banking Association, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of ________, 1994 between the Company and the Trustee (said Inden-ture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemen-tal thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immuni-ties thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the In-denture provided. This series of Debentures is limited in aggregate principal amount as specified in said First Supple-mental Indenture.

          If Transamerica Delaware redeems its Cumulative
Adjustable Rate Monthly Income Preferred Securities, Series A
(the "Series A Preferred Securities") in accordance with the terms thereof, this Debenture will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any interest accrued thereon, including Addi-tional Interest (the "Mandatory Prepayment"). Any Manda-tory Prepayment shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and Transamerica Delaware shall agree. At such time as there are no Series A Preferred Securities remaining outstanding and subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Debenture at the option of the Company, without premium or pen-alty, in whole or in part at any time on or after __________, 1999 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid inter-est, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemp-tion pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption
Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed. If the Company or Transamerica Delaware purchases Series A Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Debentures, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including additional interest, if any, to the redemption date.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the un-redeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          In case an Event of Default, as defined in the Inden-ture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declara-tion shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon com-pliance by the Company with certain conditions set forth there-in.

          The Indenture contains provisions permitting the Com-pany and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the De-bentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the princi-pal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid per-centage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursu-ant to the Indenture with respect to such series, and its con-sequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespec-tive of whether or not any notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecu-tive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its common stock, or make any guarantee payments with respect thereto. Prior to the termination of any such Extended Interest
Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Com-pany may select a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Bor-ough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form sat-isfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transfer-ees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation there-to.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the De-benture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the prin-cipal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stock-holder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or other-wise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is ex-changeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral mul-tiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggre-gate principal amount of Debentures of this series of a differ-ent authorized denomination, as requested by the Holder surren-dering the same.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                         ARTICLE SEVEN

             Original Issue of Series A Debentures

          SECTION 7.01. Series A Debentures in the aggregate principal amount of $__________ plus the amount of capital con-tributions made by the Company from time to time as general partner of Transamerica Delaware, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                         ARTICLE EIGHT

                   Miscellaneous Provisions

          SECTION 8.01.  Except as otherwise expressly provided
in this First Supplemental Indenture or in the form of Series A
Debenture or otherwise clearly required by th0000313616-94-000015SC 13D    DANAHER CORP /DE/                                           JOSLYN CORP /IL/                                            1994081219940812084759084540000000
0                                                                <SUBMISSION>
<ACCESSION-NUMBER>0000313616-94-000015
<TYPE>SC 13D
<PUBLIC-DOCUMENT-COUNT>1
<FILING-DATE>19940812
<SUBJECT-COMPANY>
<COMPANY-DATA>
<CONFORMED-NAME>JOSLYN CORP /IL/
<CIK>0000054045
<ASSIGNED-SIC>3620
<IRS-NUMBER>363560095
<STATE-OF-INCORPORATION>IL
<FISCAL-YEAR-END>1231
</COMPANY-DATA>
<FILING-VALUES>
<FORM-TYPE>SC 13D
<ACT>34
<FILE-NUMBER>005-15605
<FILM-NUMBER>94543243
</FILING-VALUES>
<BUSINESS-ADDRESS>
<STREET1>30 S WACKER DR
<CITY>CHICAGO
<STATE>IL
<ZIP>60606
<PHONE>3124542900
</BUSINESS-ADDRESS>
<FORMER-COMPANY>
<FORMER-CONFORMED-NAME>JOSLYN MANUFACTURING & SUPPLY CO
<DATE-CHANGED>19850527
</FORMER-COMPANY>
</SUBJECT-COMPANY>
<FILED-BY>
<COMPANY-DATA>
<CONFORMED-NAME>DANAHER CORP /DE/
<CIK>0000313616
<ASSIGNED-SIC>3585
<IRS-NUMBER>591995548
<STATE-OF-INCORPORATION>DE
<FISCAL-YEAR-END>1231
</COMPANY-DATA>
<FILING-VALUES>
<FORM-TYPE>SC 13D
</FILING-VALUES>
<BUSINESS-ADDRESS>
<STREET1>1250 24TH ST NW
<STREET2>SUITE 800
<CITY>WASHINGTON
<STATE>DC
<ZIP>20037
<PHONE>2028280850
</BUSINESS-ADDRESS>
<MAIL-ADDRESS>
<STREET1>1250 24TH STREET NW
<STREET2>SUITE 800
<CITY>WASHINGTON
<STATE>DC
<ZIP>20037
</MAIL-ADDRESS>
<FORMER-COMPANY>
<FORMER-CONFORMED-NAME>DMG INC
<DATE-CHANGED>19850221
</FORMER-COMPANY>
</FILED-BY>
<DOCUMENT>
<TYPE>SC 13D
<SEQUENCE>1
<TEXT>


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                        SCHEDULE 13D

          Under the Securities Exchange Act of 1934
                   (Amendment No. _____)*

                     Joslyn Corporation

                      (Name of Issuer)

           Common Stock, Par Value $1.25 Per Share
                Common Stock Purchase Rights

               (Title of Class of Securities)


                          481070100
                       (CUSIP Number)

Patrick W. Allender
Danaher Corporation                   Steven Ostner
1250 24th Street, N.W.                Debevoise & Plimpton
Suite 800                             875 Third Avenue
Washington, D.C. 20037                New York, NY 10022
(202) 828-0850                        (212) 909-6000

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)

                       August 2, 1994

   (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on
Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

Check the following box if a fee is being paid with the statement X . (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclo-sures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Sec-tion 18 of the Securities Exchange Act of 1934 (the "Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).
CUSIP No. 481070100

1.   NAME OF REPORTING PERSON
     S.S OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

               Danaher Corporation

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
                                                   (a) ___
                                                   (b) ___

3.   SEC USE ONLY


4.   SOURCE OF FUNDS               WC

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
     REQUIRED PURSUANT TO ITEMS 2(d) OR 2(e)
                                                       ___

6.   CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

  NUMBER OF    7.   SOLE VOTING POWER             543,550
   SHARES
BENEFICIALLY   8.   SHARED VOTING POWER           None
OWNED BY EACH
  REPORTING    9.   SOLE DISPOSITIVE POWER        543,550
   PERSON
    WITH       10.  SHARED DISPOSITIVE POWER      None

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
     PERSON
               543,550

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
     CERTAIN SHARES
                                                       ___

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          7.6%

14.  TYPE OF REPORTING PERSON

          CO

                STATEMENT ON SCHEDULE 13D

Item 1.   Security and Issuer.

          This statement relates to the common stock, par value $1.25 per share, of Joslyn Corporation, an Illinois corporation (the "Issuer"), and certain associated common stock purchase rights (collectively, the "Common Stock").
The principal executive office of the Issuer is located at 30 South Wacker Drive, Chicago, Illinois 60606.

Item 2.   Identity and Background.

          The name of the person filing this statement is Danaher Corporation ("Danaher"), a Delaware corporation, which has its principal office at 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037. Danaher's principal business is the design, manufacture and marketing of industrial and consumer products.

          Set forth in Schedule A, which is attached hereto and incorporated by reference, are the (i) names and (ii) present principal occupations or employments of the executive officers and directors of Danaher and each person who controls Danaher. Each of such persons is a citizen of the United States of America and has a business address at the address of Danaher.

          During the last five years, neither Danaher nor, to the best knowledge of Danaher, any of its executive officers, directors or controlling persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

          During the last five years, neither Danaher nor, to the best knowledge of Danaher, any of its executive officers, directors or controlling persons has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction where the result of such proceeding was the imposition of a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 3.   Source and Amount of Consideration.

          The shares of Common Stock owned by Danaher were purchased by Danaher on the open market over the period from May 29, 1994 through August 5, 1994 for an aggregate cash consideration of $13,940,191 (including brokerage commissions), using Danaher's general corporate funds. Danaher anticipates that any future purchases of Common Stock will be paid for out of its general corporate funds.

Item 4.   Purpose of Transaction.

          Danaher purchased the shares of Common Stock reported herein as an investment. Danaher is presently considering the acquisition of additional shares of Common Stock (subject to market conditions and any required filings with governmental authorities) in privately negotiated or open-market transactions. Concurrently with the filing of this statement, the Company is filing with the Federal Trade Commission a notification with respect to the possible acquisition by it of shares of Common Stock having a value exceeding $15 million, which amount includes the value of the shares of Common Stock reported hereby. Depending upon Danaher's evaluation of the Issuer's business and prospects and upon future developments, market conditions and alternative investment opportunities and uses of funds, Danaher may determine to increase, decrease or dispose of its holdings of Common Stock in one or more privately negotiated or open-market transactions or otherwise, on such terms and at such times as Danaher considers desirable.

          Other than as described above, Danaher has no present plans or proposals that relate to or would result in any of the actions set forth in subparagraphs (a)-(j) of the instructions to item 4.

Item 5.   Interest in Securities of the Issuer.

          As of the close of business on August 12, 1994, Danaher beneficially owned 543,550 shares of Common Stock. Such securities in the aggregate constituted approximately 7.6% of the outstanding shares of Common Stock (based on the number of shares outstanding as set forth in the Issuer's Form 10-Q for the fiscal quarter ended March 31, 1994). Danaher has the sole power to vote, or to direct the vote, and to dispose or direct the disposition of the shares of Common Stock owned by it.

          Set forth in Schedule B hereto is a summary of all transactions in shares of Common Stock effected by Danaher during the past 60 days. In each case, the transaction was effected by Danaher on the National Association of Securities Dealers, Inc.'s National Market System through normal brokerage transactions. Except as described above, neither Danaher nor, to the best knowledge of Danaher, any executive officer, director or controlling person of Danaher owns beneficially any shares of Common Stock or has engaged in any transactions in shares of Common Stock during the past 60 days.

Item 6.   Contracts, Arrangements, Understandings or
          Relationships with Respect to Securities of the Issuer.

          Neither Danaher nor, to the best knowledge of Danaher, any of its executive officers, directors or controlling persons has any contract, arrangement, understanding or relationship with any person with respect to any securities of the Issuer.

Item 7.   Material to Be Filed as Exhibits.

          None.
                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date:  August 12, 1994


                                 DANAHER CORPORATION



                                 By:\s\PATRICK W. ALLENDER
                                    Name:Patrick W. Allender
                                    Title:Sr. Vice President

                       SCHEDULE A

NAME
PRINCIPAL OCCUPATIONMortimer M. Caplin
Caplin & Drysdale
One Thomas Circle, NW, Ste. 1100
Washington, DC 20005
Senior Member of Caplin & Drysdale, a
law firm in Washington, DC, for over
five years; Director of Fairchild
Industries, Inc., Fairchild
Corporation, Presidential Realty
Corporation, and Unigene Laboratories,
Inc.
Donald J. Ehrlich
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, IN 47905
President, Chief Executive Officer and
Director of Wabash National
Corporation, a manufacturer of truck
trailers and bimodal vehicles, for
five years; Director of Indiana
Secondary Market Corporation and NBD
Bank, N.A., Northwest.
Walter G. Lohr, Jr.
Hogan & Hartson
111 S. Calvert Street, Ste. 1600
Baltimore, MD 21202-6191
Partner of Hogan and Hartson, a law
firm in Baltimore, Maryland, since
1992; attorney in private practice
1987-1992.
Steven M. RalesChairman of the Board of the Company
since 1984; Chief Executive Officer of
the Company until February 1990;
General Partner of Equity Group
Holdings, a partnership located in
Washington, DC with interests in
publicly traded securities,
manufacturing companies and media
operations since 1979; and Director of
Wabash National Corporation.

Mitchell P. RalesPresident of the Company from 1987 to
February 1990; Executive Vice
President of the Company from January
1984 to March 1987; General Partner of
Equity Group Holdings, a general
partnership located in Washington, DC
with interests in publicly traded
securities, manufacturing companies
and media operations, since 1979; and
Director of Wabash National
Corporation.
George M. ShermanPresident and Chief Executive Officer
of the Company since February 1990;
Executive Vice President and President
of the Power Tools and Home
Improvement Group of The Black &
Decker Corporation from 1985 to 1990.

A. Emmet Stephenson
Stephenson & Company
100 Garfield Street
Denver, CO 80206
President of Stephenson and Co., a
private investment management firm in
Denver, Colorado for more than five
years; Senior Partner of Stephenson
Merchant Banking for more than five
years.

Patrick W. AllenderSenior Vice President, Chief Financial
Officer and Secretary of Danaher

James H. DitkoffVice President-Finance/Tax of Danaher

C. Scott Brannan

Vice President Administration and
Controller of Danaher

Douglas A. Pertz

Vice President and Group Executive of
Danaher
John P. WatsonVice President and Group Executive of
Danaher
W. John WeinhardtVice President and Group Executive of
Danaher
                                SCHEDULE B


               No. of                                       Cumulative
DATE           Shares         Price          Purchase       Purchases

5-29          25,000          24.7500        618,750.00          618,750.00
6-1           10,000          24.8125        248,125.00          866,875.00
6-7            2,500          24.7500         61,875.00          928,750.00
6-8           14,000          24.8125        347,375.00        1,276,125.00
6-17           7,500          25.2500        189,375.00        1,465,500.00
6-20          10,000          25.2500        252,500.00        1,718,000.00
6-23           6,500          25.2500        164,125.00        1,882,125.00
7-1            3,000          25.3125         75,937.50        1,958,062.50
7-11           7,500          25.7500        193,125.00        2,151,187.50
7-19           5,000          25.7500        128,750.00        2,279,937.50
7-20           5,000          25.7500        128,750.00        2,408,687.50
7-21          65,000          26.1250      1,698,125.00        4,106,182.50
7-25          10,000          25.8125        258,125.00        4,364,937.50
7-26          15,000          25.8125        387,187.50        4,752,125.00
7-28          10,000          25.8125        258,125.00        5,010,250.00
8-1            8,000          25.8125        206,500.00        5,216,750.00
8-2          329,550          25.6875      8,465,315.63       13,682,065.63
8-5           10,000          25.8125        258,125.00       13,940,190.63